MobilePro Corp. Signs Definitive Agreement with CloseCall America, Inc.
Wednesday September 1, 9:18 am ET

Transaction Expected to Add More Than $25M in Annualized Revenue and $.007 Per Share to Calendar 2005 Earnings

BETHESDA, Md., Sept. 1 /PRNewswire-FirstCall/ -- MobilePro Corp. (OTC Bulletin Board: MOBL - News) announced today the company's telco division has signed a definitive agreement with CloseCall America, Inc. (http://www.closecall.com), a leading regional Competitive Local Exchange Carrier (CLEC), offering a full array of telecommunications products and services including local, long distance, 1.800CloseCall anytime/anywhere calling, digital wireless, high-speed telephone (voice over IP), and dial-up & DSL internet services. CloseCall is based in Stevensville, MD and has approximately 80 employees.
· (Logo: http://www.newscom.com/cgi-bin/prnh/20040414/FLWLOGOLOGO )

The acquisition of CloseCall is expected to add more than $25 million in annualized revenue or $.007 per share to MobilePro's calendar 2005 earnings. In addition to the significant contribution to the revenue and earnings of MobilePro, the acquisition of CloseCall adds over 90,000 customers and 135,000 subscriber lines (concentrated mostly in the Mid-Atlantic and Mid-West states) to the Telco division. The terms of the transaction were not disclosed and are subject to regulatory notifications.

Jay Wright, MobilePro president and CEO, said, "This transaction represents a landmark acquisition for MobilePro, allowing us to more than double our revenue run rate, build our earnings per share, add ViVentures and Spencer Trask as shareholders, add a representative of Spencer Trask to our board of directors, bring in Tom Mazerski, who we believe is an exceptionally talented operating executive, to our telco operations and provide us with a billing and call center platform that we can leverage across the other 10 acquisitions we have completed this year. I am thrilled with the execution of this definitive agreement and eagerly await final regulatory notifications, which we expect shortly."

Kevin Kuykendall, MobilePro group president of Telco Operations, said, "The acquisition of CloseCall America is important to our telco strategy because it adds new products and services, including bundled local and long distance, cellular, VoIP, DSL, and other value-added products that enables us to provide a full array of products to our CLEC and ISP customer base. As important as the revenue, earnings, and new products are to MobilePro, Close Call's back office and billing systems will immediately enable us to begin offering our customers a single bill solution for all their services. The new products and single bill capability not only provides MobilePro with significant cost savings, but also a strategic advantage over our competition in the 2nd and 3rd tier markets."

Tom Mazerski, CloseCall America's president and CEO, said, "We are thrilled to be joining forces with Jay Wright, Kevin Kuykendall and the rest of the MobilePro team. We believe that MobilePro's strategy of acquiring profitable telecommunications companies combined with CloseCall's products and back office systems will make for a compelling story to both customers and investors. We believe we can add immediate value by integrating the back office support systems, and rolling out new products to MobilePro's other acquired companies and ISP customers."

About Close Call America

Launched in 1999, CloseCall America is a full-service telecommunications company that provides long distance, local, digital wireless and Internet service to residential and small business customers, primarily in Maryland, Delaware, New Jersey, Wisconsin, Indiana and Ohio. The company has developed a unique market niche by focusing on low-priced community calling which, according to company officials, differentiates it from other competitors. By offering long distance calling plans designed as multiple-state footprints, CloseCall allows consumers to choose the plan that best fits their calling patterns and save money on normally high-priced local toll calls.

About MobilePro Corp.

MobilePro Corp. is a wireless technology and broadband telecommunications company based in Bethesda, MD with operations in Hurst, Houston, Dallas and Beaumont, TX; Coshocton, OH; Kansas City, MO; Janesville, WI; Detroit, MI; and Shreveport, LA. The company is focused on creating shareholder value by developing innovative wireless technologies, acquiring and growing profitable broadband telecommunications companies and forging strategic alliances with well-positioned companies in complementary product lines and industries. In 2004, MobilePro has closed ten transactions with an annualized revenue run rate of over $19 million, and has signed letters of intent and definitive agreements for an additional $58 million.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.htm

About Spencer Trask

Spencer Trask is a leading venture capital firm discovering ideas for the 21st century. With a network of co-investors and business leaders, Spencer Trask provides entrepreneurs with financial and intellectual capital to transform bright ideas into world-changing companies. Spencer Trask invests in early stage and emerging growth companies in the communications, information technology and life sciences fields. In the 1870s, Trask financed Thomas Edison's invention of the light bulb, today the very symbol of a bright idea. He launched the modern age of electricity as the first president of the first electric company, ConEd, and was majority shareholder and first chairman of The New York Times, arguably the most influential publication in the world. Trask helped start what became the most valuable and profitable company in history -- General Electric.

About Windsor Group LLC

Windsor Group, LLC is an industry-focused investment bank that provides mergers and acquisitions (M&A), corporate finance, and valuation services predominantly to middle-market clients in the aerospace/defense, government services, and communications industries. Collectively, the principals of Windsor Group have been involved in hundreds of transactions in its focus industries. Windsor Group has extensive relationships with market leaders, giving it real-time knowledge of industry trends and access for its clients. Its transactions range in size from $10 million to $1 billion, and it has extensive experience with both public and private companies operating in our industry verticals. In the past five years alone, its principals have closed more than $7 billion in transactions.

For more information, contact MobilePro CEO, Jay Wright at (301) 315-9040. For investor relations information, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, email: info@hawkassociates.com. Detailed information about MobilePro can be found on the website http://www.mobileprocorp.com. An online investor kit including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found on the website http://www.hawkassociates.com.

This release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which represent the company's expectations or beliefs concerning future events of the company's financial performance. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward- looking statements including the company's ability to obtain future financing on favorable terms, changes in the wireless and telecommunications industries that compel the company to alter its present business strategy, the company's ability to attract management capable of implementing the company's existing or future business strategy and the risk factors set forth in the company's SB-2 registration statement. Results actually achieved may differ materially from expected results included in these statements as a result of these factors or others. Additionally, while MobilePro expects regulatory approval shortly, shareholders should be aware that it is possible that for some unforeseen reason, regulatory approval could materially delay or prevent the closing of the transaction described above.

Source: MobilePro Corp.